Exhibit 99.1

GAIAM 2012 FOURTH QUARTER REVENUE RISES 20% TO $66.7 MILLION

- Fourth Quarter Operating Income Improves to $4.0 Million and Adjusted EBITDA Rises to $7.6 Million -

- Full-Year 2012 Revenue Rises 22% to $202.5 Million Inclusive of 10% Internal Growth;

Generates Adjusted EBITDA of $12.8 Million and Cash Flow from Operations Improves to $16.5 Million -

BOULDER, CO, March 18, 2013 — Gaiam, Inc. (NASDAQ: GAIA), a lifestyle media company, today reported financial results for the fourth quarter and year ended December 31, 2012.

Conference Call: Gaiam is hosting a conference call today, March 18, 2013, beginning at 2:30 p.m. MT (4:30 p.m. ET). The conference call dial-in numbers are (212) 231-2902 or (415) 226-5355. Questions will be reserved for analysts and investors.

2012 Fourth Quarter Financial Results Highlights (Pro forma as if Real Goods Solar, Inc. deconsolidated from 2011)

¡	Net revenue increased $11.1 million, or 19.9%, to $66.7 million.

¡	Internal net revenue growth was $16.5 million or 10.0%.

¡	Gross profit margin improved 700 basis points to 55.3% of net revenue.

¡	Operating income increased $2.7 million to $4.0 million (when excluding a 2011 non-cash goodwill impairment charge of $22.5 million), despite a $2.0 million operating loss from Gaiam’s start-up digital subscription businesses, a key part of a long-term digital delivery strategy for the Company.

¡	Adjusted EBITDA improved by $4.2 million to $7.6 million.

Lynn Powers, Chief Executive Officer of Gaiam, commented, “Gaiam delivered solid revenue, operating income and Adjusted EBITDA growth in the 2012 fourth quarter and full year periods. The improvement in our operating results reflects double-digit internal revenue growth in our business segment and the benefit from our acquisition of Vivendi Entertainment, which together drove year-over-year revenue increases of approximately 20% and 22% in the fourth quarter and full-year periods, respectively, helping to offset the challenges that impacted our direct to consumer segment. Gaiam’s fourth quarter revenue growth combined with prudent fiscal management resulted in an increase in cash flow from operations and a more than 100% rise in Adjusted EBITDA compared to the prior-year.

“In order to optimize our direct to consumer business, we recently appointed accomplished industry veteran, Andrew Davison, as President of Gaiam Brands following his award-winning tenure as Chief Marketing Officer at Crocs, Inc. We look forward to the value of his expertise and the benefit from our recently re-launched e-commerce site to support growth in our catalog and Internet businesses going forward.”

2012 Fourth Quarter Financial Review

The table below summarizes the Company’s 2012 fourth quarter results, 2011 pro forma fourth quarter results (as if RSOL was deconsolidated) and 2011 fourth quarter historical results:

	Three Months Ended December 31,
(in millions except per share data)	2012 Actual	2011 (With RSOL Deconsolidated)	2011 (With RSOL Consolidated)
Net revenues	$66.7	$55.6	$95.9
Gross profit	36.9	28.8	36.5
Operating expenses (1)	32.9	25.5	35.0
Operating income before 2011 non-cash goodwill impairment charge	4.0	1.4	1.5
2011 non-cash goodwill impairment charge	—	22.5	22.5
Income (loss) from equity method investment in RSOL	(0.8)	0.0	—
Adjusted EBITDA (2)	7.6	3.4	4.1
Non-GAAP net income attributable to Gaiam (2)	2.1	1.3	1.4
Net benefit from deconsolidation of RSOL	—	—	2.6
Net income (loss) attributable to Gaiam	1.6	(21.1)	(18.5)
Net income (loss) per share attributable to Gaiam, Inc. shareholders	0.07	(0.93)	(0.82)

(1)	Total operating expenses excluding a non-cash goodwill impairment charge of $22.5 million for the three months ended December 31, 2011.
(2)	Non-GAAP Financial Measures can be found later in this release.

On December 31, 2011, Gaiam converted its RSOL Class B common stock to Class A common stock, which changed the GAAP accounting treatment for its ownership (~38%) in RSOL from a consolidated basis to an equity method (“deconsolidated”). As a result, Gaiam’s interest in RSOL’s net results are reflected as a single line item in Gaiam’s 2012 financial statements, whereas for 2011, RSOL’s results of operations were included in each line of Gaiam’s consolidated statement of operations. For comparison purposes, the financial results below for both the fourth quarter and the full year periods ended December 31 reflect pro-forma results for 2011 as if RSOL had been deconsolidated as of January 1, 2011.

In the quarter ended December 31, 2012, net revenue rose 19.9% to $66.7 million, compared to net revenue of $55.6 million in the prior-year period. Net revenue for the Company’s business segment increased $14.1 million, or 40.7%, to $48.8 million for the fourth quarter of 2012, inclusive of internal revenue growth of 14.1% (which excludes revenue related to the acquisition of Vivendi Entertainment at the end of the 2012 first quarter). Revenue for the direct to consumer segment was $17.9 million in the 2012 fourth quarter, compared to $20.9 million for the prior year quarter. The decrease in direct to consumer sales primarily reflects the Company’s previously disclosed strategy of optimizing media spend in its DRTV business during the Fall political campaign period when advertising rates were significantly higher than normal.

Gross profit for the 2012 fourth quarter increased $10.1 million to $36.9 million, or 55.3% of net revenue, compared to gross profit of $26.9 million, or 48.3% of net revenue, in the fourth quarter of 2011. The increase in gross margin primarily reflects the 100% margin (net fee revenue) of the Gaiam Vivendi Entertainment business, partially offset by lower net revenues in the higher margin direct response television marketing business.

Operating expenses were $32.9 million, or 49.3% of net revenue, in the 2012 fourth quarter period, compared to $25.5 million, or 45.8% of net revenue, in the prior-year period, when excluding a $22.5 million non-cash goodwill impairment charge incurred in the 2011 fourth quarter. Included in operating expenses for the 2012 fourth quarter is $3.2 million, or 4.8% of net revenue, of non-cash amortization expense related to the Gaiam Vivendi Entertainment acquisition with no such similar expense in the prior-year period.

Operating income for the three months ended December 31, 2012 improved to $4.0 million, from $1.4 million in the fourth quarter of 2011, when excluding the 2011 non-cash goodwill impairment charge. Adjusted EBITDA increased to $7.6 million in the fourth quarter of 2012 from $3.4 million in the prior-year period.

Because of RSOL’s fourth quarter loss, including its additional non-cash valuation allowance for deferred tax assets, Gaiam’s recognition of its portion, $1.0 million, of RSOL’s loss, partially offset by the collection of $0.2 million of interest on Gaiam’s loan to RSOL, again reduced the GAAP carrying values of Gaiam’s investments in RSOL to zero. Gaiam does not anticipate recognizing any future losses from RSOL.

Excluding the non-cash equity method investment gains or losses from RSOL, net of any related tax benefit, Gaiam reported net income for the 2012 fourth quarter of $2.1 million, or $0.09 per share, compared to $1.3 million, or $0.06 per share, in the prior-year period, when also excluding the 2011 non-cash goodwill impairment charge. Including the aforementioned items, Gaiam reported net income of $1.6 million, or $0.07 per share, for the fourth quarter of 2012. (See Non-GAAP Financial Measurements.)

2012 Full Year Financial Results Highlights

¡	Revenue for the twelve month period ended December 31, 2012 increased $37.0 million, or 22.3%, to $202.5 million. Internal net revenue growth was $16.5 million or 10.0%.

¡	Gross profit margin for 2012 improved to 57.3% of net revenue, compared to 53.8% in 2011.

¡	Operating income rose $7.2 million to $0.6 million for 2012, compared to an operating loss of $6.6 million in 2011, when excluding a non-cash goodwill impairment charge of $22.5 million.

¡	Adjusted EBITDA was $12.8 million for 2012, compared to break-even Adjusted EBITDA for 2011.

¡	Cash flow from operations for 2012 improved by $14.9 million to $16.5 million from $1.6 million in 2011.

The table below summarizes the Company’s 2012 year-end results, 2011 pro forma year-end results (as if RSOL was deconsolidated) and 2011 year-end historical results:

	Year Ended December 31,
(in millions except per share data)	2012 Actual	2011 (With RSOL Deconsolidated)	2011 (With RSOL Consolidated)
Net revenues	$202.5	$165.5	$274.8
Gross profit	116.1	89.0	116.9
Operating expenses (1)	115.5	95.6	125.7
Operating income (loss) before 2011 non-cash goodwill impairment charge	0.6	(6.6)	(8.8)
2011 non-cash goodwill impairment charge	—	22.5	22.5
Loss from equity method investment in RSOL	18.4	0.7	—
Adjusted EBITDA (2)	12.8	0.0	1.7
Non-GAAP net income (loss) attributable to Gaiam (2)	0.6	(3.9)	(3.2)
Net benefit from deconsolidation of RSOL	—	—	2.6
Net loss attributable to Gaiam	(12.9)	(27.1)	(24.9)
Net loss per share attributable to Gaiam, Inc. shareholders	(0.57)	(1.17)	(1.08)

(1)	Total operating expenses excluding a non-cash goodwill impairment charge of $22.5 million for the year ended December 31, 2011.
(2)	Non-GAAP Financial Measures can be found later in this release.

During 2012, Gaiam secured a new three year, $35 million asset-based credit facility from PNC Bank, N.A., which expires in July 2015. The credit facility currently carries an average annual interest rate of 3.53%. At December 31, 2012, the Company had outstanding borrowings against the credit facility of $16.2 million and cash of $9.9 million on its balance sheet.

Jirka Rysavy, Chairman of Gaiam, commented, “We are pleased with our fourth quarter results as well as the improvement in our operating cash flow and our 10% internal revenue growth for the year. The recent launch of GAIAM TV is progressing nicely and we expect it to contribute to operating margin next year.”

Following the completion of today’s conference call, a replay will be available until March 25, 2013 by dialing (800) 633-8284 or (402) 977-9140, passcode: 21649339.

About GAIAM

Gaiam, Inc. (NASDAQ: GAIA) is a leading producer and marketer of lifestyle media and fitness accessories. With a wide distribution network that consists of over 60,000 retail doors, 15,000 store within stores, and 6,000 media category management locations, and a digital distribution platform, Gaiam is dedicated to providing solutions for healthy and eco-conscious living. The Company dominates the health and wellness category and releases non-theatrical programming focused on family entertainment and conscious media. In addition, Gaiam has exclusive licensing agreements with Discovery Communications and other licensing partners. For more information about Gaiam, please visit www.gaiam.com or call 1.800.869.3603.

This press release includes forward-looking statements relating to matters that are not historical facts. Forward-looking statements may be identified by the use of words such as “expect,” “intend,” “believe,” “will,” “should” or comparable terminology or by discussions of strategy. While Gaiam believes its assumptions and expectations underlying forward-looking statements are reasonable, there can be no assurance that actual results will not be materially different. Risks and uncertainties that could cause materially different results include, among others, introduction of new products and services, completion and integration of acquisitions, the possibility of negative economic conditions, and other risks and uncertainties included in Gaiam’s filings with the Securities and Exchange Commission. Gaiam assumes no duty to update any forward-looking statements.

Contact:
Steve Thomas	Joseph N. Jaffoni, Norberto Aja, Richard Land
Chief Financial Officer	JCIR
Gaiam, Inc.	(212) 835-8500 / gaia@jcir.com
(303) 222-3782 / steve.thomas@gaiam.com

- Financial tables follow -

GAIAM, INC.

2012 RESULTS WITH REAL GOODS SOLAR DECONSOLIDATED

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended December 31, 2012		Three Months Ended December 31, 2011
Net revenue	$66,713	100.0%	$55,627	100.0%
Cost of goods sold	29,797	44.7%	28,760	51.7%

Gross profit	36,916	55.3%	26,867	48.3%
Selling and operating	30,039	45.0%	22,937	41.2%
Corporate, general and administration	2,855	4.3%	2,559	4.6%
Other general expense	—	—%	22,456	40.4%

Income (loss) from operations	4,022	6.0%	(21,085)	-37.9%
Interest and other expense	(173)	-0.3%	(109)	-0.2%
Income (loss) from equity method investment	(830)	-1.2%	43	0.1%

Income (loss) before income taxes	3,019	4.5%	(21,151)	-38.0%
Income tax expense (benefit)	1,263	1.9%	(317)	-0.5%

Net income (loss)	1,756	2.6%	(20,834)	-37.5%
Net income attributable to the noncontrolling interest	(209)	-0.3%	(286)	-0.5%

Net income (loss) attributable to Gaiam, Inc. (a)	$1,547	2.3%	$(21,120)	-38.0%

Weighted-average shares outstanding:
Basic	22,706		22,691
Diluted	22,706		22,691
Net income (loss) per share attributable to Gaiam, Inc. common shareholders (a):
Basic	$0.07		$(0.93)
Diluted	$0.07		$(0.93)

(a)	Excluding the earnings and losses from our equity method investment in RSOL, net of a related tax benefit, net income attributable to Gaiam, Inc. was $2.1 million, or $0.09 per share, during the fourth quarter of 2012 and $1.3 million, or $0.06 per share, during the fourth quarter of 2011, when also excluding the 2011 non-cash goodwill impairment charge.

GAIAM, INC.

2012 RESULTS WITH REAL GOODS SOLAR DECONSOLIDATED

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Year Ended December 31, 2012		Year Ended December 31, 2011
Net revenue	$202,475	100.0%	$165,516	100.0%
Cost of goods sold	86,371	42.7%	76,515	46.2%

Gross profit	116,104	57.3%	89,001	53.8%
Selling and operating	102,867	50.8%	86,374	52.2%
Corporate, general and administration	10,980	5.4%	9,182	5.5%
Acquisition-related costs	1,667	0.8%	—	—%
Other general expense	—	—%	22,456	13.6%

Income (loss) from operations	590	0.3%	(29,011)	-17.5%
Interest and other income (expense)	(432)	-0.2%	94	0.0%
Loss from equity method investment	(18,410)	-9.1%	(713)	-0.4%

Loss before income taxes	(18,252)	-9.0%	(29,630)	-17.9%
Income tax benefit	(5,675)	-2.8%	(2,948)	-1.8%

Net loss	(12,577)	-6.2%	(26,682)	-16.1%
Net income attributable to the noncontrolling interest	(305)	-0.2%	(454)	-0.3%

Net loss attributable to Gaiam, Inc. (a)	$(12,882)	-6.4%	$(27,136)	-16.4%

Weighted-average shares outstanding:
Basic	22,703		23,126
Diluted	22,703		23,126
Net loss per share attributable to Gaiam, Inc. common shareholders (a):
Basic	$(0.57)		$(1.17)
Diluted	$(0.57)		$(1.17)

(a)	Excluding costs related to our acquisition of Vivendi Entertainment in 2012 and the losses from our equity method investment in RSOL, net of a related tax benefit, net income attributable to Gaiam, Inc. was $0.6 million, or $0.03 per share, for the year ended December 31, 2012 and a loss of $3.9 million, or $0.17 per share, for the year ended December 31, 2011, when also excluding the 2011 non-cash goodwill impairment charge.

GAIAM, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	December 31, 2012	December 31, 2011
Assets
Current assets:
Cash	$9,858	$14,545
Accounts receivable, net	57,533	31,113
Inventory, less allowances	29,840	29,205
Deferred advertising costs	4,324	3,303
Receivable and deferred tax assets	9,129	6,686
Receivables from equity method investee	64	2,176
Advances	13,197	5,336
Other current assets	2,463	1,969

Total current assets	126,408	94,333
Property and equipment, net	23,998	23,664
Media library, net	13,090	14,576
Deferred tax assets	14,692	12,636
Goodwill	9,405	2,673
Other intangibles, net	5,608	569
Equity method investment	—	14,300
Other assets	661	539

Total assets	$193,862	$163,290

Liabilities and Equity
Current liabilities:
Line of credit	$16,231	$—
Accounts payable	26,738	21,069
Participations payable	28,046	7,851
Accrued liabilities	3,975	3,196

Total current liabilities	74,990	32,116
Total equity	118,872	131,174

Total liabilities and equity	$193,862	$163,290

Non-GAAP Financial Measures For Adjusted EBITDA

The Company has utilized the non-GAAP information set forth below as an additional device to aid in understanding and analyzing its financial results for the three months and years ended December 31, 2012 and 2011, respectively. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate meaningful comparison of the results in the current period to those in the prior period and future periods. Reference to these non-GAAP measures should not be considered a substitute for results that are presented in a manner consistent with GAAP.

A reconciliation of the GAAP net income (loss) to the non-GAAP earnings before share-based compensation, acquisition-related costs, goodwill impairment charge, interest, earnings from equity method investment, loss from deconsolidation of subsidiary, income taxes, depreciation and amortization (“Adjusted EBITDA”) is set forth below (unaudited, in millions):

		Pro Forma RSOL Deconsolidated	RSOL Consolidated
	For the Three Months Ended December 31, 2012	For the Three Months Ended December 31, 2011	For the Three Months Ended December 31, 2011
Net income (loss)	$1.8	$(20.8)	$(18.2)
Exclusion of income tax expense (benefit)	1.3	(0.3)	(7.5)
Exclusion of loss from deconsolidation of RSOL	—	—	4.5
Exclusion of (income) loss from equity method investment in RSOL	0.8	(0.1)	—
Exclusion of interest and other expense	0.2	0.1	0.2
Exclusion of goodwill impairment charge	—	22.5	22.5
Exclusion of share-based compensation	0.2	0.2	0.4
Exclusion of depreciation and amortization	3.3	1.8	2.2

Non-GAAP Adjusted EBITDA	$7.6	$3.4	$4.1

		Pro Forma RSOL Deconsolidated	RSOL Consolidated
	For the Year Ended December 31, 2012	For the Year Ended December 31, 2011	For the Year Ended December 31, 2011
Net loss	$(12.6)	$(26.7)	$(25.3)
Exclusion of income tax benefit	(5.6)	(3.0)	(10.6)
Exclusion of loss from deconsolidation of RSOL	—	—	4.5
Exclusion of loss from equity method investment in RSOL	18.4	0.7	—
Exclusion of interest and other expense (income)	0.4	(0.1)	0.1
Exclusion of goodwill impairment charge	—	22.5	22.5
Exclusion of acquisition-related costs	1.7	—	2.4
Exclusion of share-based compensation	1.0	1.0	1.5
Exclusion of depreciation and amortization	9.5	5.6	6.6

Non-GAAP Adjusted EBITDA	$12.8	$0.0	$1.7

Non-GAAP Financial Measures For Net Income (Loss) Attributable to Gaiam, Inc.

The Company has utilized the non-GAAP information set forth below as an additional device to aid in understanding and analyzing its financial results for the three months and years ended December 31, 2012 and 2011, respectively. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate meaningful comparison of the results in the current period to those in prior periods and future periods. Reference to these non-GAAP measures should not be considered a substitute for results that are presented in a manner consistent with GAAP.

A reconciliation of GAAP net income (loss) attributable to Gaiam, Inc. to the non-GAAP net income (loss) attributable to Gaiam, Inc. is set forth below as indicated (unaudited, in millions):

		Pro Forma RSOL Deconsolidated	RSOL Consolidated		Pro Forma RSOL Deconsolidated	RSOL Consolidated
	For the Three Months Ended December 31, 2012	For the Three Months Ended December 31, 2011	For the Three Months Ended December 31, 2011	For the Year Ended December 31, 2012	For the Year Ended December 31, 2011	For the Year Ended December 31, 2011
Net income (loss) attributable to Gaiam, Inc.	$1.6	$(21.1)	$(18.5)	$(12.9)	$(27.1)	$(24.9)
Exclusion of acquisition-related costs (a)	—	—	—	1.1	—	1.8
Exclusion of goodwill impairment charge	—	22.5	22.5	—	22.5	22.5
Exclusion of (income) loss from equity method investment in RSOL (b)	0.5	(0.1)	—	12.4	0.7	—
Exclusion of loss from deconsolidation of RSOL (c)	—	—	(2.6)	—	—	(2.6)

Non-GAAP net income (loss) attributable to Gaiam, Inc.	$2.1	$1.3	$1.4	$0.6	$(3.9)	$(3.2)

A reconciliation of GAAP net income (loss) per share to the non-GAAP net income (loss) per share attributable to Gaiam, Inc. is set forth below as indicated (unaudited, shares in millions):

		Pro Forma RSOL Deconsolidated	RSOL Consolidated		Pro Forma RSOL Deconsolidated	RSOL Consolidated
	For the Three Months Ended December 31, 2012	For the Three Months Ended December 31, 2011	For the Three Months Ended December 31, 2011	For the Year Ended December 31, 2012	For the Year Ended December 31, 2011	For the Year Ended December 31, 2011
Net income (loss) per share attributable to Gaiam, Inc. common shareholders—diluted	$0.07	$(0.93)	$(0.82)	$(0.57)	$(1.17)	$(1.08)
Exclusion of acquisition-related costs per share (a)	—	—	—	0.05	—	0.08
Exclusion of goodwill impairment charge per share	—	0.99	0.99	—	0.97	0.97
Exclusion of (income) loss from equity method investment in RSOL per share (b)	0.02	(0.00)	—	0.55	0.03	—
Exclusion of loss from deconsolidation of RSOL per share (c)	—	—	(0.11)	—	—	(0.11)

Non-GAAP net income (loss) per share attributable to Gaiam, Inc. common shareholders—diluted	$0.09	$0.06	$0.06	$0.03	$(0.17)	$(0.14)

Weighted average shares used in net income (loss) per share calculations—diluted	22.7	22.7	22.7	22.7	23.1	23.1

(a)	Net of taxes of $0.6 million, or $0.03 per share, and at an effective tax rate of approximately 35.5% for the year ended December 31, 2012. Net of taxes of $0.6 million, or $0.02 per share, and at Real Goods Solar’s effective tax rate of approximately 40.1% after permanent differences of $1.0 million for the year ended December 31, 2011.
(b)	Net of related deferred tax asset adjustments of $0.3 million, or $0.02 per share, and $6.0 million, or $0.27 per share, for the three months and year ended December 31, 2012, respectively. Income taxes were computed at an effective tax rate of approximately 35.5%.
(c)	Net of taxes of $7.1 million, or $0.31 per share, and at an effective tax rate of approximately 35.5%

GAIAM, INC.

2011 RESULTS WITH REAL GOODS SOLAR CONSOLIDATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended December 31, 2012		Three Months Ended December 31, 2011
Net revenue	$66,713	100.0%	$95,919	100.0%
Cost of goods sold	29,797	44.7%	59,434	62.0%

Gross profit	36,916	55.3%	36,485	38.0%
Selling and operating	30,039	45.0%	30,799	32.1%
Corporate, general and administration	2,855	4.3%	4,148	4.3%
Acquisition-related costs	—	—%	—	—%
Other general expense	—	—%	22,456	23.4%

Income (loss) from operations	4,022	6.0%	(20,918)	-21.8%
Interest and other expense	(173)	-0.3%	(182)	-0.2%
Loss from equity method investment	(830)	-1.2%	—	—%
Loss from deconsolidation of subsidiary	—	—%	(4,550)	-4.7%

Income (loss) before income taxes	3,019	4.5%	(25,650)	-26.7%
Income tax expense (benefit)	1,263	1.9%	(7,488)	-7.8%

Net income (loss)	1,756	2.6%	(18,162)	-18.9%
Net income attributable to the noncontrolling interest	(209)	-0.3%	(340)	-0.4%

Net income (loss) attributable to Gaiam, Inc.	$1,547	2.3%	$(18,502)	-19.3%

Weighted-average shares outstanding:
Basic	22,706		22,691
Diluted	22,706		22,691
Net income (loss) per share attributable to Gaiam, Inc. common shareholders:
Basic	$0.07		$(0.82)
Diluted	$0.07		$(0.82)

GAIAM, INC.

2011 RESULTS WITH REAL GOODS SOLAR CONSOLIDATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Year Ended December 31, 2012		Year Ended December 31, 2011
Net revenue	$202,475	100.0%	$274,773	100.0%
Cost of goods sold	86,371	42.7%	157,912	57.5%

Gross profit	116,104	57.3%	116,861	42.5%
Selling and operating	102,867	50.8%	110,008	40.0%
Corporate, general and administration	10,980	5.4%	13,291	4.8%
Acquisition-related costs	1,667	0.8%	2,393	0.9%
Other general expense	—	—%	22,456	8.2%

Income (loss) from operations	590	0.3%	(31,287)	-11.4%
Interest and other expense	(432)	-0.2%	(90)	0.0%
Loss from equity method investment	(18,410)	-9.1%	—	—%
Loss from deconsolidation of subsidiary	—	—%	(4,550)	-1.7%

Loss before income taxes	(18,252)	-9.0%	(35,927)	-13.1%
Income tax benefit	(5,675)	-2.8%	(10,657)	-3.9%

Net loss	(12,577)	-6.2%	(25,270)	-9.2%
Net (income) loss attributable to the noncontrolling interest	(305)	-0.2%	398	0.1%

Net loss attributable to Gaiam, Inc.	$(12,882)	-6.4%	$(24,872)	-9.1%

Weighted-average shares outstanding:
Basic	22,703		23,126
Diluted	22,703		23,126
Net loss per share attributable to Gaiam, Inc. common shareholders:
Basic	$(0.57)		$(1.08)
Diluted	$(0.57)		$(1.08)